EXECUTION VERSION

SRS INVESTMENT HOLDINGS, INC.
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of November 13, 2013, 2013, by and among (i) SRS Investment Holdings, Inc., a Delaware corporation (the “Company”), (ii) WCAS SRS Co-Investment, L.P., a Delaware limited partnership (the “WCAS Investor”), (iii) Claims Services Group, Inc., a Delaware corporation (the “S Investor,” and together with the WCAS Investor and their respective Affiliates that hold Common Stock, the “Investors”), and (iv) the other parties set forth on the signature pages hereto from time to time. Capitalized terms used herein shall have the respective meanings ascribed to them in Section 1 hereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, each intending to be legally bound, hereby agree as follows:
1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to those terms in the Stockholders Agreement.
(a)    “Agreement” has the meaning set forth in the preamble.
(b)    “Chancery Court” has the meaning set forth in Section 13.
(c)    “Common Stock” means, collectively, the Company’s common stock, par value $0.01 per share and any other equity securities of the Company (or its successors) which are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities.
(d)    “Company” has the meaning set forth in the preamble.
(e)    “Company Notice” has the meaning set forth in Section 2(a).
(f)    “Demand Registrations” has the meaning set forth in Section 2(a).
(g)    “Demand Request” has the meaning set forth in Section 2(a).
(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
(i)    “FINRA” means Financial Industry Regulatory Authority, Inc.
(j)    “includes” and “including” means includes and including, without limitation.
(k)    “Initial Public Offering” means the initial, underwritten public offering of Common Stock registered under the Securities Act.
(l)    “Investor Majority Holders” means the holders of at least a majority of the Investor Registrable Securities.
(m)    “Investor Registrable Securities” means any Registrable Securities acquired by, or issued or issuable to, the Investors or their Permitted Transferees on or after the date hereof.
(n)    “Investors” has the meaning set forth in the preamble.
(o)    “Long-Form Registrations” has the meaning set forth in Section 2(a).
(p)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a bank, a trust company, a land trust, a business trust, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization, whether or not it is a legal entity.
(q)    “Piggyback Registration” has the meaning set forth in Section 3(a).
(r)    “Public Offering” means an underwritten public offering and sale of equity securities of the Company or any of its Subsidiaries pursuant to an effective Registration Statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a Registration Statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a Registration Statement on Form S-8 or any similar form.
(s)    “Public Sale” means a Public Offering or a Rule 144 Sale.
(t)    “Registrable Securities” means (i) any shares of Common Stock issued pursuant to that certain Contribution and Exchange Agreement, dated as of the date hereof, by and among the WCAS Investor and the Company, (ii) any shares of Common Stock issued pursuant to that certain Recapitalization Agreement, dated as of October 3, 2013 by and among the S Investor, the WCAS Investor, WCAS SRS Holdings, Inc., a Delaware corporation, Service Repair Solutions, Inc., a Delaware corporation, Welsh, Carson, Anderson & Stowe XI, L.P., a Delaware limited partnership and the other signatories thereto, (iii) any shares of Common Stock held by any Person who signs a joinder to this Agreement after the date hereof, (iv) all equity securities issued or issuable directly or indirectly with respect to any shares of Common Stock described in clauses (i)-(iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other equity securities held by Persons holding securities described in clauses (i)-(iv) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a Stockholder, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise), to the extent such right has vested pursuant to its terms, whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Stockholder hereunder.
(u)    “Registration Expenses” means all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees (including (A) fees with respect to filings required to be made with the FINRA in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or “blue sky” laws, and (C) transfer taxes); (ii) reasonable printing, messenger, telephone and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) the reasonable fees and disbursements of (A) one counsel for the holders of Registrable Securities (the “Investor Counsel”), which counsel shall be chosen by the holders of a majority of the Registrable Securities and (B) one counsel for the WCAS Majority Holders in any registration following a Call/Put Default (as defined in the Stockholders Agreement), if it has not selected the counsel chosen pursuant to clause (A) above; (v) fees and disbursements of all independent certified public accountants referred to in Sections 5(j) and 5(n); (vi) underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities); (vii) Securities Act liability insurance, if the Company so desires such insurance; (viii) internal expenses of the Company; (ix) the expense of any annual audit; (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange; and (xi) the fees and expenses of any Person, including special experts, retained by the Company.
(v)    “Registration Statement” means any registration statement of the Company which covers any Registrable Securities, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
(w)    “Relevant Majority Holders” means (a) following the date that is 180 days following the completion of an Initial Public Offering or, if longer, the date of the termination of the lock up period applicable to the Initial Public Offering, either the WCAS Majority Holders or the S Majority Holders and (b) from the occurrence of a Call/Put Default and until the occurrence of the date that is 180 days following the completion of an Initial Public Offering or until, if longer, the date of the termination of the lock up period applicable to the Initial Public Offering, solely the WCAS Majority Holders.
(x)    “Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).
(y)    “Rule 144 Sale” means a sale of securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144.
(z)    “S Investor” has the meaning set forth in the preamble.
(aa)    “S Majority Holders” means the holders of at least a majority of the S Registrable Securities.
(bb)    “S Registrable Securities” means any Registrable Securities acquired by, or issued or issuable to, the S Investor or its Permitted Transferees on or after the date hereof.
(cc)    “SEC” means the Securities and Exchange Commission.
(dd)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
(ee)    “Short-Form Registrations” has the meaning set forth in Section 2(a).
(ff)    “Stockholder” means, at any applicable time, a holder of Registrable Securities.
(gg)    “Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among the Company, the Investors and, as applicable, certain other stockholders party thereto (as amended, restated or otherwise modified from time to time).
(hh)    “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such limited liability company, partnership, association or other business entity.
(ii)    “WCAS Investor” has the meaning set forth in the preamble.
(jj)    “WCAS Majority Holders” means the holders of at least a majority of the WCAS Registrable Securities.
(kk)    “WCAS Registrable Securities” means any Registrable Securities acquired by, or issued or issuable to, the WCAS Investor or its Permitted Transferees on or after the date hereof.
2.    Demand Registrations.
(a)    Requests for Registration. Subject to the terms and conditions of this Section 2, at any time, and from time to time, (A) after a Call/Put Default, the WCAS Majority Holders (including making a demand for an Initial Public Offering), and (B) following the date that is 180 days following the Company’s Initial Public Offering (or, if later, the date of the termination of the lock up period applicable to the Initial Public Offering), the Relevant Majority Holders, may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration (a “Demand Request”) shall specify (i) the approximate number of Registrable Securities requested to be registered, (ii) the anticipated per share price range for such offering (other than for a Short-Form Registration contemplated by Rule 415 under the Securities Act) and (iii) the anticipated method or methods of distribution. Within five business days after receipt of any such Demand Request, the Company shall give written notice of such Demand Registration (which shall specify the intended method of distribution of such Registrable Securities) to all other Stockholders (a “Company Notice”) and, subject to the terms of Section 2(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company Notice.
(b)    Long-Form Registrations. The WCAS Majority Holders and the S Majority Holders shall each be entitled to request two (2) Long-Form Registrations. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the Relevant Majority Holders requesting the Demand Registration are able to register and sell at least 90% of the Investor Registrable Securities requested to be included in such registration.
(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the WCAS Majority Holders and the S Majority Holders shall each be entitled to request an unlimited number of Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form, unless the underwriters inform the holders of Investor Registrable Securities requesting the Demand Registration and the Company that a Long-Form Registration is necessary or desirable in connection with such offering. After the Company has become subject to the reporting requirements of the Securities Exchange Act and subject to the holdback restrictions set forth on Section 4(b), the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. The Company shall notify the Stockholders when Short-Form Registrations have been made available for the sale of Registrable Securities and when Registrable Securities have been sold pursuant to such Short-Form Registration.
(d)    Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of Investor Registrable Securities included in such Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range specified in the Demand Request pursuant to Section 2(a) and without adversely affecting the marketability of the offering, then the Company shall include in such Demand Registration (A) first, solely in the event of a registration following a Call/Put Default, the number of Registrable Securities requested to be included in such registration by the WCAS Majority Holders pro rata, if necessary, among the WCAS Majority Holders included in such Demand Registration based on the number of Registrable Securities owned by each such WCAS Majority Holder, (B) second, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of Registrable Securities owned by each such holder and (C) third, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities requested to be included therein by each such holder thereof.
(e)    Restrictions on Demand Registrations. The Company will not be obligated to file any Registration Statement with respect to any Demand Registration within 90 days after the effective date of a previous Short-Form Registration or 180 days after the effective date of a previous Long-Form Registration, in each case whether such previous registration was a Demand Registration or a Piggyback Registration, unless the Company otherwise agrees in writing. The Company may postpone for no more than 120 days in each 360-day period the filing or the effectiveness of a Registration Statement for a Demand Registration if both the Board (in its reasonable good faith judgment) and the holders of Investor Registrable Securities requesting such Demand Registration determine that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in, or to cause the Company to disclose confidential information regarding, any acquisition or disposal of stock or assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, financing or similar transaction; provided that, in such event, the holders of Investor Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration and the Company will pay all Registration Expenses in connection with such requested registration.
(f)    Selection of Underwriters. The holders of Investor Registrable Securities requesting any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.
(g)    Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company without the prior written consent of the holders of Investor Registrable Securities requesting such Demand Registration.
3.    Piggyback Registrations.
(a)    Right to Piggyback. Without limiting the rights set forth in Section 2, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration and other than pursuant to a Registration Statement on Forms S-8 or S-4 or any successor form or form for similar registration purposes or in connection with a registration the primary purpose of which is to register debt securities i.e., in connection with a so-called “equity kicker”) (a “Piggyback Registration”), the Company shall give prompt written notice to all Stockholders of its intention to effect such a registration and, subject to the terms of Sections 3(b) and 3(c) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.
(b)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, and without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, solely in the event of a registration following a Call/Put Default, the number of Registrable Securities requested to be included in such registration by the WCAS Majority Holders pro rata, if necessary, among the WCAS Majority Holders on the basis of the number of Registrable Securities owned by each such WCAS Majority Holder, (iii) third, the number of Registrable Securities requested to be included in such registration, pro rata, if necessary, among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (iv) fourth, other securities requested to be included in such registration, in such a manner as the Company may determine.
(c)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities not party to this Agreement, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the security holders initially requesting such registration and offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, solely in the event of a registration following a Call/Put Default, the number of Registrable Securities requested to be included in such registration by the WCAS Majority Holders pro rata, if necessary, among the WCAS Majority Holders on the basis of the number of Registrable Securities owned by each such WCAS Majority Holder, (ii) second, the number of Registrable Securities requested to be included in such registration, pro rata, if necessary, among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (iii) third, other securities requested to be included in such registration, in such a manner as the Company may determine.
(d)    Selection of Underwriters. The Company shall select the investment banker(s) and manager(s) for any Piggyback Registration that is an underwritten offering, subject to the approval of (i) with respect to any registration following a Call/Put Default, the WCAS Majority Holders, and otherwise (ii) the holders of Investor Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.
(e)    Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities under the Securities Act (except on Forms S-4 or S-8, or any successor form or form for similar registration purpose, in connection with a Demand Registration or in connection with a registration the primary purpose of which is to register securities), whether on its own behalf or at the request of any holder of such securities, until a period of at least 90 days has elapsed from the effective date of a previous Short-Form Registration or 180 days has elapsed from the effective date of a previous Long-Form Registration; in each such case whether such previous registration was a Demand Registration or a Piggyback Registration, unless the holders of a majority of Registrable Securities otherwise agree in writing.
4.    Holdback Agreements.
(a)    Each Stockholder agrees that if requested by the managing underwriter or underwriters of an underwritten offering made pursuant to a Registration Statement for which such Stockholder has registration rights pursuant to this Agreement, such Stockholder (i) shall not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering) during the period beginning seven days prior to the closing date of each underwritten offering made pursuant to such Registration Statement and ending either (x) 180 days thereafter if the registration is the Initial Public Offering or (y) 120 days thereafter if the registration is a subsequent offering (or for such shorter period as to which the managing underwriter or underwriters may agree) and (ii) shall execute any agreement reasonably requested by such underwriter or underwriters to reflect such restrictions; provided, however, that in the case of a subsequent offering, the period during which the Stockholder may not effect such a Public Sale or distribution may be extended to not more than 180 days if agreed to by the Investor Majority Holders.
(b)    The Company agrees that if requested by the managing underwriter or underwriters of (i) a Demand Registration, (ii) an underwritten Piggyback Registration and (iii) any other registration the primary purpose of which is to register securities (except as part of registrations on Forms S-4 or S-8 or any successor form or form for similar registration purpose) (a “Registration”), the Company shall (A) not effect any Public Sale or distribution of its equity securities or any securities convertible or exchangeable or exercisable for such securities (except as part of any such underwritten offering) during the period beginning seven days prior to the effective date of any such Registration and ending 180 days thereafter (or for such shorter period as to which the managing underwriter or underwriters may agree), (B) shall execute any agreement reasonably requested by such underwriter or underwriters to reflect such restrictions, and (C) shall cause each Stockholder to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
5.    Registration Procedures. Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company shall as expeditiously as possible:
(a)    prepare and file with the SEC a Registration Statement, and all amendments and supplements thereto as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or any amendments or supplements thereto, the Company shall furnish to each counsel selected by the WCAS Majority Holders and/or the S Majority Holders covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);
(b)    notify each Stockholder of the effectiveness of each Registration Statement filed hereunder and prepare and file with the SEC such amendments and supplements to such Registration Statement used in connection therewith as may be necessary to keep such Registration Statement continuously effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
(c)    use its reasonable best efforts to make senior management of the Company and its Subsidiaries available to conduct management presentations and other marketing efforts relating to such sale of Registrable Securities, including roadshow presentations;
(d)    furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(e)    use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling holder or the managing underwriter may request and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
(f)    promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company shall, as soon as reasonably practicable, file and furnish to all sellers a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange reasonable acceptable to the Investor Majority Holders (or, following a Call/Put Default, acceptable to the WCAS Majority Holders) and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the FINRA;
(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(i)    enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor Majority Holders (or, following a Call/Put Default, the WCAS Majority Holders) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of stock or units); provided that no Stockholder shall have any indemnification or contribution obligations inconsistent with Section 7 hereof;
(j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(k)    otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(l)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;
(m)    use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(n)    obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Investor Majority Holders (or, following a Call/Put Default, as the WCAS Majority Holders) reasonably request; and
(o)    provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.
If any such registration or comparable statement refers to any Stockholder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such Stockholder is or might be deemed to be an underwriter or a controlling person of the Company, such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Stockholder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such Stockholder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Stockholder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Stockholder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Stockholder; provided that with respect to this clause (ii) such Stockholder shall, upon the request of the Company, furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.
6.    Registration Expenses. The Company will bear all Registration Expenses, whether or not any Demand Registration or Piggyback Registration, pursuant to which such Registration Expenses are incurred, shall have become effective.
7.    Indemnification.
(a)    The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers, directors, agents, employees, attorneys, accountants and advisors and each Person who controls such Stockholder (within the meaning of the Securities Act), and the officers, directors, agents, employees, attorneys, accountants and advisors of each such controlling Person (each, an “Indemnified Party”) against all losses, claims, actions, damages, liabilities, expenses, actions or proceedings (whether commenced or threatened), reasonable costs (including reasonable costs of preparation and reasonable attorneys’ fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, “Losses”), resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to the applicable Indemnified Party, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein or by such Stockholder’s willful failure to deliver a copy of the Registration Statement or any amendments or supplements thereto after the Company has furnished such Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.
(b)    In connection with any Registration Statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder; provided that the obligation to indemnify shall be individual, not joint and several, for each Stockholder and shall be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)    Any Indemnified Party shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Indemnified Party’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and such indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the Indemnified Party without its prior written consent, such consent not to be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.
(d)    The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by an Indemnified Party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Such provisions shall provide that the liability among the various Persons shall be allocated in such proportion as is appropriate to reflect the relative fault of such Persons in connection with the statements or omissions which resulted in losses (the relative fault being determined by reference to, among other things, which Person supplied the information giving rise to the untrue statement or omission and each Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each Person from the sale of the securities, be taken into consideration. Notwithstanding the foregoing, (a) no holder of Registrable Securities shall be required to contribute any amount in excess of the proceeds received by such holder in the transaction at issue and (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation).
8.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Stockholder shall be required to sell more than the number of Registrable Securities such Stockholder has requested to include in such underwritten registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Stockholder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Stockholder and such Stockholder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof.
9.    Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use, at its own expense, its best efforts to:
(a)    make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;
(b)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and
(c)    so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
10.    Miscellaneous.
(a)    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Stockholders in this Agreement.
(b)    Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Stockholders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including affecting a stock split or a combination of shares).
(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
(d)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the WCAS Majority Holders and the S Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
(e)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Stockholders are also for the benefit of, and enforceable by, any subsequent Stockholder.
(f)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(g)    Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, email or in PDF format shall be effective as delivery of a manually executed signature page hereto.
(h)    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
11.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will only be deemed to have been given when delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:
To the Company to:
SRS Investment Holdings, Inc.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Attn: Eric J. Lee and Darren C. Battistoni
Facsimile: (212) 893-9575
And:
SRS Investment Holdings, Inc.
c/o Solera Holdings, Inc.
7 Village Circle
Suite 100
Westlake, Texas 76262
Attn:    Jason M. Brady, Secretary
Facsimile:    (734) 997-3751

With a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Michael Movsovich and Jeffrey Symons
Facsimile: (212) 446-6460
And:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn:    Stephen L. Ritchie, P.C. and Walter S. Holzer
Facsimile: (312) 862-2200
To the WCAS Investor to:
WCAS SRS Co-Investment, L.P.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022
Attn:     Eric J. Lee and Darren C. Battistoni
Facsimile: (212) 893-9575

With a copy (which shall not constitute notice to the WCAS Investor) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Michael Movsovich and Jeffrey Symons
Facsimile: (212) 446-6460
To the S Investor to:
c/o Solera Holdings, Inc.
7 Village Circle
Suite 100
Westlake, Texas 76262
Attn:    Jason M. Brady, Secretary
Facsimile:    (734) 997-3751

With a copy (which shall not constitute notice to the S Investor) to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn:    Stephen L. Ritchie, P.C. and Walter S. Holzer
Facsimile: (312) 862-2200
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
12.    Mutual Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
13.    Jurisdiction. EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “CHANCERY COURT”) AND ANY STATE APPELLATE COURT THEREFROM LOCATED WITHIN THE STATE OF DELAWARE (OR, ONLY IF THE CHANCERY COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT IN WILMINGTON, DELAWARE) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO INITIALLY BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO IN ANY COURT OTHER THAN THE CHANCERY COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 11. NOTHING IN THIS SECTION 12, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT A FINAL, NON- APPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
14.    No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
15.    Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

SRS INVESTMENT HOLDINGS, INC.
By: //Sanjay Swani Name: Sanjay Swani Title: President

WCAS SRS CO-INVESTMENT, L.P. By: WCAS SRS Co-Investment GP, LLC Its: General Partner
By: //Sanjay Swani Name: Sanjay Swani Title: President
CLAIMS SERVICES GROUP, INC.
By: //Jason Brady Name: Jason Brady Title: Secretary

K&E 29592389